Exhibit 3.30

DSCB204 (Rev. 81)

ARTICLES OF INCORPORATION	PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:

COMMONWEALTH OF	☒	DOMESTIC BUSINESS CORPORATION	FEE
PENNSYLVANIA			$75.00
DEPARTMENT OF STATE – CORPORATION BUREAU 30? NORTH	☐	DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION – COMPLETE BACK
OFFICE BUILDING, HARRISBURG, PA
17120	☐	DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENSE NO.

010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER ? ? ? FLEETWOOD HOMES OF PENNSYLVANIA, INC.

011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE) C/O C T Corporation System, 123 South Broad Street,

012 CITY	? COUNTY	? STATE	? ZIP CODE
Philadelphia	Philadelphia	Pennsylvania	19109

050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

To engage in any lawful act or activity for which corporations may be organized under the Pennsylvania Business Corporation Law.

(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)

The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

040 Number and Class of Shares 250 Common	041 Stated Par Value Per Share If Any 100.00	042 Total Authorized Capital $25,000.00	031 Term of Existence Perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator

060 Name	061, 062 063, 064 Address (Street, City, State, Zip Code)	Number & Class of Shares
Thomas W. Lukas	2415 N. 38th St., Phoenix, AZ 85008	1 Common share
Rose McCall	3840 N. 43rd Ave., Apt. 2, Phoenix, AZ 85031	1 Common share
Terrie Lynn Bates	4400 W. Missouri, #203, Glendale, AZ 85301	1 Common share

(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)

IN TESTIMONY WHEREOF, THE INCORPORATOR (S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS 29TH DAY OF APRIL 1987.

Thomas W. Lukas	Terrie Lynn Bates

Rose McCall

– FOR OFFICE USE ONLY –

030 FILED APR 30 1987	002 CODE	003 REV BOX	SEQUENTIAL NO. 111487	100 MICROFILM NUMBER 87292049
	REVIEWED BY	004 SICC	AMOUNT $75	001 CORPORATION NUMBER 977764
	DATE APPROVED	CERTIFY TO	INPUT BY	LOG IN	LOG IN (REFILE)

	DATE REJECTED	☐ REV.	[ILLEGIBLE]

Secretary of the [ILLEGIBLE]: Department of State Commonwealth of	MAILED BY DATE	☐ L & I ☐ OTHER	VERIFIED BY	LOG OUT	LOG OUT (REFILE)
Pennsylvania

[ILLEGIBLE]

DSCB-1 (Rev. 12-59)

Articles of Incorporation	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L. 364, as amended, the undersigned, all of whom are of full age and at least two-thirds of whom are citizens of the United States or its territories or possessions, desiring that they may be incorporated as a business corporation, do hereby certify:

1.     The name of the corporation is: FLEETWOOD TRAILER CO. OF PA., INC.

2.     The location and post office address of its initial registered office in this Commonwealth is: 123 South Broad Street, Philadelphia 9, c/o C T Corporation System, County of Philadelphia

3.     The purpose or purposes of the corporation are:

To manufacture, assemble, fabricate, produce, purchase, import, receive, lease as lessee, or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge, or otherwise encumber, sell, assign, lease as lessor, distribute, export and otherwise dispose of, and generally to trade and deal in and with at wholesale or retail, as principal, agent or otherwise, trailer and mobile home units and allied products and any and all shops, plants, stores, machinery, tools, equipment, appliances, devices, supplies, materials, goods, wares and merchandise used or useful in connection with any of the foregoing.

4.     The term of its existence is: perpetual

5.     The aggregate number of shares which the corporation shall have authority to issue is: two hundred fifty (250) shares of stock of the par value of $100.00 per share.

6.     The names and addresses of each of the first directors, who shall serve until the first annual meeting, are:

NAME	ADDRESS
JOHN C. CREAN	919 East South Street, Anaheim, California
DONNA S. CREAN	919 East South Street, Anaheim, California
DALE T. SKINNER	919 East South Street, Anaheim, California
WILLIAM W. WEIDE	919 East South Street, Anaheim, California

7.     The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

NAME	ADDRESS	NUMBER AND CLASS OF SHARES
Robert E. Boyd	123 So. Broad Street, Philadelphia 9, Pennsylvania	1
J .L. Wilsterman	123 South Broad Street, Philadelphia 9, Pennsylvania	1
N. J. Kerst	123 South Broad Street, Philadelphia 9, Pennsylvania	1

IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation this 26th day of April, 1963.

(SEAL)

(SEAL)

(SEAL)

Approved and filed in the Department of State on the 29th day of April A.D. 1963.

Secretary of the Commonwealth
VMS